Exhibit 10.40

MATTEL, INC.

PERSONAL INVESTMENT PLAN

FIRST AMENDMENT TO THE OCTOBER 1, 2001 RESTATEMENT

W I T N E S S E T H:

WHEREAS, Mattel, Inc. (“Mattel”) sponsors the Mattel, Inc. Personal Investment Plan (the “Plan”); and

WHEREAS, the Plan was amended and restated effective as of October 1, 2001 to meet current needs and to conform to recent legislative and regulatory changes in the federal pension laws; and

WHEREAS, Mattel currently has pending an application for a determination from the Internal Revenue Service that the Plan is qualified under Section 401(a) of the Code; and

WHEREAS, the Internal Revenue Service has requested certain remedial amendments to the Plan in connection with its review of the application and as a condition for the issuance of a favorable determination with respect to the continued qualified status of the Plan; and

WHEREAS, Mattel intends to preserve the qualified status of the Plan, and this Amendment sets forth the remedial amendments requested by the Internal Revenue Service; and

WHEREAS, in Section 16.1 of the Plan, Mattel reserved the right to amend the Plan at any time in whole or in part;

NOW, THEREFORE, in order to effect the foregoing, Mattel does hereby declare that the Plan be, and it hereby is, amended as follows:

1. Section 2.13(c) of the Plan is amended effective as of October 1, 2001 by (i) deleting the phrase “Code Sections 6041(d) and 6051(a)(3)” and by substituting in lieu thereof the phrase “Code Sections 6041(d), 6051(a)(3) and 6052,” and (ii) adding the following sentence to the end thereof:

“The term “Compensation” for purposes of Article XV of this Plan, shall include any elective deferral (as defined in Code Section 402(g)) and any amount which is contributed or deferred by a Participating Company at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or 132(f)(4).”

2. Section 2.18(b) of the Plan is amended effective as of October 1, 2001 to read as follows:

“(b) any Employee who is a Leased Employee,”

3. The last sentence of Section 2.19(a) of the Plan is amended effective as of October 1, 2001 to read as follows:

“The term “Employee” also includes a Leased Employee to the extent required by Code Section 414(n).”

4. The second sentence of Section 2.24(b)(viii) of the Plan is amended effective as of October 1, 2001 to read as follows:

“Also, the term “Employee” shall include Leased Employees unless such Leased Employee is covered under a “safe harbor” plan of the leasing organization and not covered under a qualified plan of the Affiliated Company.”

5. The following new Section 2.26A is added immediately after Section 2.26 of the Plan effective as of October 1, 2001:

“2.26A Leased Employee.

“Leased Employee” means any individual who is not an employee of any Affiliated Company but who performs services for an Affiliated Company, where:

(a) such services are provided pursuant to an agreement between the member and any other person (the “leasing organization”);

(b) the individual has performed such services for the Affiliated Company, or for the Affiliated Company and any “related persons” determined under Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year; and

(c) such services are performed under the primary direction or control of the recipient.”

6. Section 3.1(a)(ii) of the Plan is amended effective as of October 1, 2001 to read as follows:

“(ii) the date he completes a period of service recognized under Section 2.45 of ninety (90) days.”

7. Section 5.4(b)(ii) of the Plan is amended effective as of October 1, 2001 by deleting the phrase “or 402(a)(8) of the Code” and by substituting in lieu thereof the phrase “or 402(e)(3) of the Code.”

8. The second and third sentences of Section 17.1 are amended effective as of October 1, 2001 to read as follows:

“Effective January 1, 2002, for purposes of this Section 17.1, (A) Company contributions shall include (i) amounts considered contributed by Key Employees and which qualify for treatment under Code Section 401(k) and (ii) any Company contributions for Key Employees or Non-Key Employees taken into account under Section 401(k)(3) or 401(m) of the Code and (B) Company contributions shall not include amounts considered as contributed by Non-Key Employees and which qualify for treatment under Code Section 401(k). Prior to January 1, 2002, for purposes of this Section 17.1, Company contributions shall include amounts considered contributed by Key Employees and which qualify for treatment under Code Section 401(k), and any Company contributions for Key Employees taken into account under Section 401(k)(3) or 401(m) of the Code, but shall not include such amounts considered as contributed by or for Non-Key Employees.”

9. The following new paragraph is inserted after the fourth paragraph of Section 17.3 of the Plan effective as of October 1, 2001:

“Prior to January 1, 2002, the term, “Key Employee” shall mean, for purposes of this Article XVII, any Employee or former Employee who, at any time during such Plan Year (or any of the 4 preceding Plan Years) is:

(1) an officer of a Participating Company having an annual compensation in excess of 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year;

(2) one of the 10 Employees having an annual compensation in excess of 150 percent of the amount in effect under Section 415(c)(1)(A) of the Code owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in a Participating Company;

(3) a 5% owner of a Participating Company; or

(4) a 1% owner of a Participating Company having an annual compensation from a Participating Company of more than $150,000.

For purposes of (1) above, no more than 50 Employees (or, if lesser, the greater of 3 or 10% of the Employees) shall be treated as officers.”

10. The ninth paragraph of Section 17.3 of the Plan is amended effective as of October 1, 2001 to read as follows:

“For purposes of determining the amount of a Participant’s Account for purposes of this Section 17.3, the amount shall include the aggregate distributions under the Plan made to or with respect to the Participant during the five year period (one year period, effective January 1, 2002) ending on the Determination Date. Effective as of January 1, 2002, in the case of a distribution made for a reason other than separation from Service, death or disability, this paragraph shall be applied by substituting “five year period” for “one year period.”

11. Clause (3) of the last paragraph of Section 17.3 of the Plan is amended effective as of October 1, 2001 to read as follows:

“(3) (A) prior to January 1, 2002, the account value of a Participant who has not received any compensation from any Participating Company under the Plan (other than benefits under the Plan) during the five year period ending on the Determination Date or (B) after December 31, 2001, the account value of a Participant who has not performed services for any Participating Company during the one year period ending on the Determination Date.”

12. Article XVIII of the Plan is amended effective as of December 12, 1994 by adding the following new Section 18.13 to the end thereof:

“18.13 Military Service.

Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits and service credit with respect to qualified military service in accordance with Code Section 414(u). Loan repayments shall be suspended under this Plan as permitted under Code Section 414(u).”

13. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Mattel has caused this instrument to be executed by its duly authorized officer this 20th day of December, 2002.

MATTEL, INC.

By:	/s/ Alan Kaye

Name:	Alan Kaye
Title:	Senior Vice President—Human Resources

4